As filed with the Securities and Exchange Commission on August 6, 2010

 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SONIC CORP.
(Exact name of registrant as specified in its charter)

Delaware	73-1371046
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

300 Johnny Bench Drive
Oklahoma City, Oklahoma 73104
(Address of Principal Executive Offices, including Zip Code)

SONIC CORP. 2006 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Paige S. Bass
Vice President and General Counsel
300 Johnny Bench Drive
Oklahoma City, Oklahoma 73104
(405) 225-5000
(Name, address and telephone number of agent for service)

Copy to:
John J. Cannon, III
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-8159

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

Calculation of Registration Fee
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, $.01 par value	2,806,266 shares	$8.82	$24,751,266.12	$1,764.77

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover an indeterminable amount of additional shares of common stock, $.01 par value per share (the “Common Stock”), of Sonic Corp. (the “Registrant”), that become issuable under the Sonic Corp. 2006 Long-Term Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.  No additional registration fee is included for these shares.

(2) The proposed maximum offering price per share and proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act and are based upon the average of the high and low selling prices per share of the Common Stock on August 5, 2010, as reported on the NASDAQ National Market.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
TO FORM S-8

This Registration Statement relates to the registration of additional shares of common stock, par value $.01 per share (the “Common Stock”), of Sonic Corp. (the “Registrant”), under the Sonic Corp. 2006 Long-Term Incentive Plan, as amended and restated on January 14, 2010 (the “Plan”).  The contents of the registration statement on Form S-8 (File No. 333-131450) that the Registrant filed with the Securities and Exchange Commission on February 1, 2006, relating to the Plan, are incorporated herein by reference.

Explanatory Statement

Up to 1,698,478 shares of Common Stock covered by this Registration Statement may be offered and sold under the Plan to employees, officers or directors of the Registrant or a parent or subsidiary from time to time.  In addition, 1,107,788 shares of Common Stock are available pursuant to the replacement stock options granted under the Plan in connection with the Registrant’s one-time stock option exchange program that closed on April 29, 2010.

The Plan was initially adopted in 2006, and the Registrant reserved 4,500,000 shares of Common Stock for issuance pursuant to awards under the Plan and, due to a stock split, increased the amount in April 2006 to 6,750,000 shares of Common Stock.  As of August 31, 2009, the Registrant had 1,801,522 remaining shares of Common Stock available for issuance pursuant to the Plan.  On November 23, 2009, the Registrant’s board of directors approved, subject to stockholder approval, an amendment to the Plan to increase the number of available shares of Common Stock the Registrant may issue under the Plan by 1,698,478 shares, plus an additional 1,107,788 shares for the one-time stock option exchange program as described above.  On January 14, 2010, stockholders approved this amendment.  Including these additional shares, as of August 5, 2010, the Registrant had 2,095,340 remaining shares of Common Stock available for issuance pursuant to the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on this 6th day of August, 2010.

SONIC CORP.

By:	/s/ Paige S. Bass
Paige S. Bass, Vice President and
General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paige S. Bass and Carolyn C. Cummins the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing and power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below as of August 6, 2010, by the following persons in the respective capacities indicated below.

Signature	Title

/s/ J. Clifford Hudson	Chairman of the Board of Directors and
J. Clifford Hudson	Chief Executive Officer
(Principal Executive Officer)

/s/ Stephen C. Vaughan	Executive Vice President and Chief
Stephen C. Vaughan	Financial Officer
(Principal Financial Officer)

/s/ Terry D. Harryman	Vice President and Controller
Terry D. Harryman	(Principal Accounting Officer)

/s/ Douglas N. Benham	Director
Douglas N. Benham

/s/ Leonard Lieberman	Director
Leonard Lieberman

/s/ Michael J. Maples	Director
Michael J. Maples

/s/ J. Larry Nichols	Director
J. Larry Nichols

/s/ Federico F. Peña	Director
Federico F. Peña

/s/ H.E. Rainbolt	Director
H.E. Rainbolt

/s/ Frank E. Richardson	Director
Frank E. Richardson

/s/ Robert M. Rosenberg	Director
Robert M. Rosenberg

/s/ Kathryn L. Taylor	Director
Kathryn L. Taylor

EXHIBIT INDEX

Exhibit No.	Name of Exhibit

3.1	Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 originally filed on October 3, 1990).

3.2
Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.05 to the Registrant’s Annual Report on Form 10-K for the Fiscal Year Ended August 31, 2000, filed on November 22, 2000).

3.3
Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.06 to the Registrant’s Annual Report on Form 10-K for the Fiscal Year Ended August 31, 2002, filed on November 27, 2002).

3.4
Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.04 to the Registrant’s Annual Report on Form 10-K for the Fiscal Year Ended August 31, 2006, filed on October 31, 2006).

3.5	Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.21 to the Registrant’s Registration Statement on Form S-1 originally filed on October 3, 1990).

4.1*	Sonic Corp. 2006 Long-Term Incentive Plan, as amended and restated effective January 14, 2010.

5.1*	Opinion of Shearman & Sterling LLP.

23.1*	Consent of Ernst & Young, LLP.

23.2*	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included as part of the signature pages to this Registration Statement).

*           Filed herewith